EXHIBIT 23.1



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 7, 2000 (except with respect to the matter discussed in Note 13, as to which the date is March 6,
2000) included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Registration Statement Form S-3, File No. 33-39691 and Form S-8 Registration Statements, No. 33-22741, No. 33-22742, No. 33-58102, No. 33-62100, No. 333-57001, No. 333-57005 and
No. 333-77217.





                                   ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 8, 2000